ITEM 77Q1

                          MASSACHUSETTS INVESTORS TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                              DESIGNATION OF SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of Massachusetts Investors Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby amend and restate Exhibit B of the Declaration as follows:

         Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of the Trust to create the classes of Shares, within the meaning of
Section 6.10, listed below.

         1. The classes of Shares of Massachusetts Investors Trust are designated "Class A Shares," "Class B Shares," "Class C Shares," "Class I Shares," "Class R1 Shares," "Class R2 Shares," "Class R3 Shares," "Class R4 Shares," "Class 529A Shares," "Class 529B Shares," and "Class 529C Shares."

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         4. Shares of each class shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

         5. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

         6. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of November 14, 2008 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
----------------
Robert E. Butler
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

LAWRENCE H. COHN
----------------
Lawrence H. Cohn
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

DAVID H. GUNNING
----------------
David H. Gunning
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

WILLIAM R. GUTOW
----------------
William R. Gutow
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

MICHAEL HEGARTY
---------------
Michael Hegarty
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

J. ATWOOD IVES
--------------
J. Atwood Ives
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

ROBERT J. MANNING
-----------------
Robert J. Manning
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

LAWRENCE T. PERERA
------------------
Lawrence T. Perera
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

ROBERT C. POZEN
---------------
Robert C. Pozen
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

J. DALE SHERRATT
----------------
J. Dale Sherratt
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

LAURIE J. THOMSEN
-----------------
Laurie J. Thomsen
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

ROBERT W. UEK
-------------
Robert W. Uek
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116